EXHIBIT 2.19
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                   SECOND AMENDMENT TO STOCK PLEDGE AGREEMENT

         This Second Amendment to Stock Pledge Agreement (this "Amendment") is made as of the 17th day of October, 1996, by and between Atlantic Beverage Company, Inc., a Delaware corporation ("Pledgor") and LaSalle National Bank ("Lender").

                             PRELIMINARY STATEMENTS

         A. Pledgor has executed and delivered to Lender that certain Stock Pledge Agreement dated as of March 15, 1996, as amended by that certain Amendment to Stock Pledge Agreement dated as of August 1, 1996 (as amended, the "Stock Pledge Agreement").

     B. Pledgor wishes to provide additional "Pledged Collateral" (as defined in the Stock Pledge Agreement) to the Lender as provided in paragraph 1 of the Stock Pledge Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the Pledgor and Lender agree to amend the Stock Pledge Agreement as follows:

         1. Schedule 1 attached to the Stock Pledge Agreement is hereby deleted in its entirety and a new Schedule 1 in the form attached hereto shall be substituted therefor.

         Except as specifically amended hereby, the terms and conditions of the Stock Pledge Agreement are in all respects ratified and confirmed and remain in full force and effect.

         IN WITNESS WHEREOF, the Pledgor and Lender have executed this Amendment.

                             PLEDGOR:

                             ATLANTIC BEVERAGE COMPANY INC.

                             By:______________________________________
                                Merrick M. Elfman
                                Title: Chairman

                             LENDER:

                             LASALLE NATIONAL BANK

                             By:______________________________________

                             Title:___________________________________

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                                   SCHEDULE 1

Richards Cajun Foods Corp.

Grogan's Merger Corp. (to be renamed Grogan's Farm, Inc.)